Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-286413

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 21, 2025)

656,642 Shares of Common Stock

Unusual Machines, Inc.

On June 12, 2025, Unusual Machines, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) to acquire 100% of the capital stock of Rotor Lab Pty Ltd, an Australian company (“Rotor Lab”) from its existing shareholders Andrew Robert Simpson (“Simpson”) and Vella Hardjadinata Corporation Pty Ltd CAN 655 787 367 as trustee for Vella Hardjadinata Family Trust (“VHC”). The acquisition was consummated on September 2, 2025 (the “Closing Date”).

On the Closing Date, the Company issued the Sellers a total of 656,642 shares of Company Common Stock, par value $0.01 per share (the “Common Stock”) calculated in accordance with the terms of the Agreement (the “Initial Consideration”), and we have also agreed to issue the Earnout Consideration (as defined in the Agreement) of up to $3,000,000 of shares of Company Common Stock in accordance with the terms of the Agreement.”). Notwithstanding the foregoing, 131,328 shares of our Common Stock that was issued as part of the Initial Consideration will be contractually restricted and subject to forfeiture in the event of a breach of representations and warranties and indemnification in accordance with the Agreement.

In this prospectus supplement, we refer to each of Simpson and VHC as a “Selling Stockholder” and collectively, the “Selling Stockholders”.

This prospectus supplement relates to the offering and resale by the Selling Stockholders, of 656,642 shares of our Common Stock (the “Shares”). These Shares represent the Initial Consideration issued by the Company to the Selling Stockholders on the Closing Date.

Pursuant to the Agreement, we are obligated to register the issuance of the Initial Consideration with the Securities and Exchange Commission as a condition to closing and subsequently the Earnout Consideration pursuant to a shelf-takedown under the Company’s Form S-3 Registration Statement.

The Company is not selling any securities in this offering, and therefore will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

We have agreed to pay the expenses of the registration of the Shares offered and sold under the Registration Statement by the Selling Stockholders. Each Selling Stockholder will pay any commissions or discounts applicable to the Shares it sells.

Our Common Stock is traded on the NYSE American under the symbol “UMAC.” On August 29, 2025, the last reported sale price of our Common Stock on the NYSE American was $9.60.

Investing in our securities involves various risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 2, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and resale by the Selling Stockholders of the Shares (the “Offering”) and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated April 21, 2025, included in the registration statement on Form S-3 (No. 333-286413). Since the accompanying prospectus provides general information about us, some of the information may not apply to this Offering. This prospectus supplement describes the specific details regarding this Offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the Selling Stockholders are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the Offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from that contained in this prospectus supplement. Neither we nor the Selling Stockholders are offering to sell or seeking offers to buy shares of Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Unusual Machines” refer to Unusual Machines, Inc., a Nevada corporation, and its consolidated subsidiaries.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus supplement and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in this prospectus supplement and our incorporated documents, including our Form 10-K for the year ended December 31, 2024.

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S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that should be considered before investing in our Common Stock. Before making an investment decision, investors should carefully read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, paying particular attention to the risks referred to under the headings “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and our financial statements and the notes to those financial statements incorporated by reference herein.

Our Company

Unusual Machines is a Nevada corporation with our principal place of business in Orlando, Florida. Unusual Machines sells and manufactures drones and drone components across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. We call our consumers business our B2C business. Beginning in the second half of 2024, we launched our business-to-business channel selling drone parts to commercial customers which we call our B2B business. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

Recent Developments

The ATM

On August 28, 2025, the Company entered into a Capital on Demand™ Sales Agreement (the “Agreement”) with JonesTrading Institutional Services LLC (“Jones”), pursuant to which the Company may issue and sell over time and from time to time up to $300,000,000 of shares of the Company’s common stock (the “Shares”).

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through the NYSE American, the trading market for the Company’s common stock, or any other existing trading market in the United States for the Company’s common stock, sales made to or through a dealer other than on an exchange or otherwise, sales made directly to Jones as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Jones will use commercially reasonable efforts to sell on our behalf all the Shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Agreement. Under the Agreement, Jones will be entitled to compensation of 3.0% of the gross proceeds from the sales of the Shares sold under the Agreement. In addition, we have agreed to reimburse Jones for the fees and disbursements of its counsel, in an amount not to exceed $55,000. In addition, we shall reimburse Jones for legal fees of its counsel up to $3,750 for each quarterly due diligence update.

Public Offerings

In two public offerings, the Company recently raised gross proceeds of $88,500,000, prior to placement agent fees and expenses. On July 15, 2025, the Company sold 5,000,000 shares of Common Stock at $9.70 per share and issued the placement agent warrants to purchase 350,00 shares of our Common Stock at $9.70 per share. On May 7, 2025, the Company sold 8,000,000 shares of Common Stock at $5.00 per share and issued the placement agent warrants to purchase 640,000 shares of Common Stock at $5.00 per share.

Corporate Information

Our principal executive offices are located at 4677 LB McLeod Road, Suite J, Orlando, Florida 32811 and our telephone number is (720) 383-8983. Our Internet website address is www.unusualmachines.com. The information on our website is not incorporated into this prospectus supplement or the prospectus.

S-3

The Offering

Issuer	Unusual Machines, Inc., a Nevada corporation

Securities offered by the Selling Stockholders	A total of 656,642 shares of Company Common Stock, calculated in accordance with the terms of the Agreement (the “Initial Consideration”). Notwithstanding the foregoing, 131,328 shares of our Common Stock that was issued as part of the Initial Consideration will be contractually restricted and subject to forfeiture in the event of a breach of representations and warranties and indemnification in accordance with the Agreement. See “Selling Stockholders” beginning on page S-15 for more information.

Total Common Stock outstanding after this offering(1)	31,105,199 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus supplement.

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” beginning on page S-5 of this prospectus supplement.

NYSE American trading symbol	“UMAC”

The number of shares of our Common Stock to be outstanding immediately after this Offering is based on 30,448,557 shares of Common Stock outstanding as of September 2, 2025 and includes the 656,642 issued as a part of this Offering and excludes, as of that date:

•	782,850 shares issuable upon the full exercise of stock options and vesting of restricted stock units issued under our 2022 Equity Incentive Plan;

•	8,500 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in our initial public offering, 640,000 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in connection with a public offering in May 2025, and 350,000 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in connection with our registered direct offering in July 2025.

•

164,473 shares of Common Stock upon the exercise of certain warrants beneficially owned by Allan Evans, our Chief Executive Officer, Sanford Rich and Robert Lowry, who are each members of our Board of Directors;

•	Any shares that may be issued in connection with any “at the market” offering; and

•	Future equity grants to our officers, employees, and independent directors.

S-4

RISK FACTORS

Investing in our securities involves risks. Before purchasing the Common Stock, offered by this prospectus supplement you should consider carefully the risk factors described in this prospectus supplement, the accompanying prospectus, as well as the risks, uncertainties and additional information set forth in our reports on Forms 10-K, 10-Q and 8-K that we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information By Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to our Business

Rising threats of international tariffs, including tariffs applied to goods between the United States and China, may materially and adversely affect our business.

Our business to consumer (“B2C”) business has historically been dependent on Chinese imports for our products and operations. For example, a majority of our B2C products were manufactured, directly and indirectly, using Chinese vendors. However, our business to business (“B2B”) business we instituted in the second half of 2024 employs a made in the United States model. Recently, the United States has imposed steep and additional tariffs on the importation from China and other countries (paused for 90 days) of goods including the drone components we use in our B2C business. As a result, we have begun sourcing components from other countries including the United States and Taiwan. This creates several issues including increased costs and potential inventory shipment delays. This increase in tariffs imposed could materially and adversely affect our business and results of operations. These tariffs apply to the vast majority of the consumer inventory we previously sourced for our B2C business. Except for our Unusual Machines branded products we have increased prices and may in the future be forced to implement additional price increases to adjust to the higher costs of inventory. This in turn creates the risk of reduced demand for such products and lower revenue. While to date, we appear to have not seen resistance based on increases in our selling prices, that may not continue and future increases which we attempt to pass on to our customers may not work. Future inventory increases may require us to increase the prices of our branded products, which may result in decreased sales, particularly since we rely on consumer spending and our B2C products are typically considered non-essential, and purchases are therefore highly price sensitive. The current status of tariffs remains uncertain and will likely be litigated.

In addition, changes in the state of China-United States relations, including any tensions relating to potential military conflict between China and Taiwan, are difficult to predict and could adversely affect the operations or financial condition of the Company given that we are shifting inventory for our B2C business to the United States and Taiwan. In addition to Chinese tariffs, one of our first B2B customers was a European company. After the 90-day United States tariff pause, if the European Union and other European countries react to the United States tariffs by imposing tariffs on United States made products including our drone parts, the trade war may make our B2B drone parts too expensive.

If the tariffs or other factors result in increased inflation and a recession, our business may be materially harmed.

A direct impact from rising tariffs on our business has been increases in the prices of inventory we acquire and an increase in our selling prices (with one exception described in the prior Risk Factor). Further, due to the tariffs and possibly large cuts in the size of the government, there may be increased unemployment and other economic factors which result in a recession. In such event, our B2C business may be materially and adversely affected. Further, our B2B business including our proposed manufacturing of drones in the United States may also be adversely affected by a recessionary economy and inflation.

S-5

Because our new manufacturing business has inherent risks, such risks may adversely impact us.

We recently hired a vice president of manufacturing whose role is to head up our proposed drone component manufacturing business. The Company has leased an additional 17,000 square foot facility near our headquarters office in Orlando, Florida, at which we will manufacture NDAA compliant drone motors. There are inherent risks in connection with launching our component manufacturing business, which include:

•	the need to expend working capital to purchase manufacturing equipment, rent a facility and to hire personnel with the requisite skills to fabricate our drones which could initially have an adverse effect on our working capital;

•	the manufacturing equipment that we acquire may have bugs or may not be in sound working order and the products we manufacture may not be manufactured in accordance with our or our customers specifications, which result in conflicts with customers, the loss of revenues or damage to our reputation; and

•	We may encounter cost overruns for a variety of reasons which due to fixed priced customer orders leads to operating losses.

Our products, including motors, batteries, and other advanced components, rely on rare earth metals for their manufacturing, of which a significant majority are sourced from China. Any disruption in the supply of these metals could adversely affect our ability to produce and deliver our products. Factors that might lead to such disruptions include geopolitical tensions, trade restrictions, supply chain bottlenecks, and environmental regulations affecting mining operations. A limited supply or increased cost of rare earth metals could lead to higher production costs, delays in manufacturing schedules, and potential inability to meet customer demand, thereby impacting our revenue and growth plans. Managing these risks necessitates close monitoring of supply chains, diversification of suppliers, and the pursuit of alternative materials or technologies where possible.

Escalating restrictions between the U.S. and China contribute to supply chain complexities. Some of our components sourced from foreign countries, including China, are at risk of further sanctions and other trade restrictive actions, and any escalation in global trade tensions or trade restrictions may hinder our ability to obtain these components from new suppliers. Restrictions on semiconductor manufacturing equipment and raw materials could lead to higher material costs, material unavailability, and transportation uncertainty.

If our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events which could have an adverse effect on our business operations.

Our new manufacturing facility is located in Orlando, Florida. We also rely on third-party manufacturing plants in the U.S., Asia and other parts of the world to provide key components for our products and services. If major disasters such as , hurricanes, tropical storms pandemics, earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur in any of these locations, or the effect of climate change on any of these factors or our locations, or our information systems or communications network or those of any of our key component suppliers breaks down or operates improperly as a result of such events, our facilities or those of our key suppliers may be seriously damaged, and we may have to stop or delay production and shipment of our products. We may also incur expenses relating to such damages. If production or shipment of our products or components is stopped or delayed or if we incur any increased expenses as a result of damage to our facilities, our business, operating results and financial condition could be materially adversely affected.

S-6

If we fail to respond to commercial industry cycles in terms of our cost structure, manufacturing capacity, and/or personnel needs, our business could be seriously harmed.

The timing, length, and severity of the up-and-down cycles in the commercial and defense industries are difficult to predict. This cyclical nature of the industries in which we operate affects our ability to accurately predict future revenue, and in some cases, future expense levels. During down cycles in our industry, the financial results of our customers may be negatively impacted, which could result not only in a decrease in orders but also a weakening of their financial condition that could impair our ability to recognize revenue or to collect on outstanding receivables. When cyclical fluctuations result in lower than expected revenue levels, operating results may be adversely affected and cost reduction measures may be necessary in order for us to remain competitive and financially sound. We must be in a position to adjust our cost and expense structure to reflect prevailing market conditions and to continue to motivate and retain our key employees. If we fail to respond to fluctuating market conditions our business could be seriously harmed. In addition, during periods of rapid growth, we must be able to increase engineering and manufacturing capacity and personnel to meet customer demand. We can provide no assurance that these objectives can be met in a timely manner in response to industry cycles. Each of these factors could adversely impact our operating results and financial condition.

If critical components or raw materials used to manufacture our products or used in our development programs become scarce or unavailable, then we may incur delays in manufacturing and delivery of our products and in completing our development programs, which could damage our business.

Our ability to meet customers’ demands depends, in part, on our ability to obtain timely and adequate delivery of high quality materials, components and subsystems, many of which are obtained from a select group of specialized suppliers, including some sole-source providers. In order to mitigate potential disruptions, we maintain long-term, non-binding agreements with several key suppliers that help stabilize pricing, reduce lead times and enhance planning accuracy. We do not have long-term agreements with all suppliers that obligate them to continue to sell components, products required to build our systems or products to us. Our reliance on suppliers without long-term binding contracts involves significant risks and uncertainties, including whether our suppliers will provide an adequate supply of required components or products of sufficient quality, will increase prices for the components or products and will perform their obligations on a timely basis.

If any of our supplier’s face capacity constraints, financial instability, or an unwillingness to provide raw materials or components to us, we may need to seek alternative suppliers or revise our designs, particularly because some of our components are sourced from foreign countries. Locating alternative sources may take significant time, and even then, we may encounter significant delays in manufacturing and shipping. Additionally, credit constraints among key suppliers could impact our cash flow. We have also experienced rising costs for components, shipping, tariffs, warehousing, and inventory. Our domestic suppliers have experienced increased demand for their products due to tariffs, which could impact the availability or price of our components. The permanence of these cost increases remains uncertain, and obtaining replacement components within our required time frames may prove challenging. Shortages could lead to excess inventory and potential obsolescence risks.

In addition, certain raw materials and components used in the manufacture of our products and in our development programs, are periodically subject to supply shortages, and our business is subject to the risks of price increases and periodic delays in delivery.

Our ability to stay competitive within our markets may be dependent upon increasing manufacturing capacity to support anticipated growth and achieving cost reductions and projected economies of scale from increasing manufacturing quantities of our products. Failing to adequately increase production capacity and achieve such reductions in manufacturing costs and projected economies of scale could materially adversely affect our business.

Our future growth depends on increasing manufacturing capacity of our products, and our failure to adequately increase such capacity could have a material adverse impact on our business and financial results. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture (or contract for the manufacture of) our products in commercial quantities while meeting the volume, speed, quality, price, engineering, design and production standards required to successfully market our products. Our failure to develop such manufacturing processes and capabilities in locations that can efficiently service our clients and markets could have a material adverse effect on our business, financial condition, results of operations and prospects. Our ability to remain competitive is, in part, dependent upon achieving increased savings from volume purchases of raw materials and component parts, achieving acceptable manufacturing yield and capitalizing on machinery efficiencies. We expect our suppliers to experience a sharp increase in demand for their products.

S-7

We face significant risks in the management of our inventory, and failure to effectively manage our inventory levels may result in supply imbalances that could harm our business.

We maintain a variety of parts and components in inventory which are subject to obsolescence and expiration. Due to the long-lead time for obtaining certain product components, including in response to procurement issues caused by shortages in the supply chain for such components, and the manufacturing cycles, we need to make forecasts of demand and commit significant resources towards manufacturing our products. As such, we are subject to significant risks in managing the inventory needs of our business during the year, including estimating the appropriate demand for our products. Should orders and market conditions differ significantly from our estimates, our future results of operations could be materially adversely affected. In the future, we may be required to record write-downs of finished products and materials on-hand and/or additional charges for excess purchase commitments as a result of future changes in our sales forecasts or customer orders. We may hold material amounts of inventory at third parties which are subject to separate management processes. Additionally, our failure to manage inventory effectively, including in response to the effects of shortages of our components, could expose us to losses.

Additionally, shortages of components may result in increased inventory of unfinished products and significant quantities of other unused components remaining in inventory, which could expose us to increased risks of obsolescence and losses which may not be covered by insurance.

Risks Related to our Common Stock

The market price of our Common Stock may be volatile, which could result in substantial losses for investors holding our shares.

The trading price of our Common Stock following this Offering may fluctuate substantially as it has in the past including since our May 7, 2025 public offering. The price of our Common Stock in the market after this Offering may be higher or lower than the price paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our Common Stock. Factors that could cause fluctuations in the trading price of our Common Stock include, but are not limited to:

•	the impact of the United States tariff policy;

•	our ability to establish our new drone motor manufacturing facility, the impact of bugs or defects in the equipment we are purchasing and the drone motors we will manufacture, and our ability to recruit qualified employees for such facility;

•	our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events which could have an adverse effect on our business operations;

•	if critical components or raw materials used to manufacture our products or used in our development programs become scarce or unavailable, then we may incur delays in manufacturing and delivery of our products and in completing our development programs, which could damage our business;

•	our ability to stay competitive within our markets may be dependent upon increasing manufacturing capacity to support anticipated growth and achieving cost reductions and projected economies of scale from increasing manufacturing quantities of our products;

•	our failure to adequately increase production capacity and achieve such reductions in manufacturing costs and projected economies of scale could materially adversely affect our business;

•	our facing significant risks in the management of our inventory, and failure to effectively manage our inventory levels may result in supply imbalances that could harm our business.

S-8

•	any softening in the economy and increases in inflation in the United States;

•	future sales of the Common Stock by investors who purchase Common Stock in this Offering;

•	our ability to generate material sales in the B2B sector;

•	the announcement of new products by our competitors;

•	our ability to obtain patents for our products and defend our intellectual property from misappropriation and competitive use;

•	progress and publications of the commercial acceptance of similar technologies to those we utilize;

•	our ability to grow revenues and achieve consistent profitability;

•	actual or anticipated variations in operating results;

•	additions or departures of key personnel including our executive officers;

•	business disruptions caused by natural disasters and uncontrollable events such as severe weather conditions including hurricanes or geopolitical turmoil;

•	disclosure of cybersecurity attacks or data privacy issues involving our products or operations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, significant contracts, or other material developments that may affect our prospects;

•	adverse regulatory developments; and

•	general market conditions including factors unrelated to our operating performance

These factors may adversely affect the trading price of our Common Stock, regardless of our actual operating performance and could prevent you from selling your Common Stock at or above the Offering price. In addition, the stock markets may experience extreme price and volume fluctuations that may be unrelated or disproportionate to a company’s operating performance.

Because our Common Stock is listed on NYSE American, we are subject to additional regulations and continued requirements.

With the completion of our initial public offering in February 2024, we are required to meet the continued listing standards for NYSE American. If we fail to meet NYSE American’s listing standards, our Common Stock may be delisted. NYSE American requires that the average closing price of its listed common stock remain above $1.00 over a 30 consecutive day period, in order to remain listed. In addition, to maintain a listing on NYSE American, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements standards, our Common Stock could be subject to delisting. Delisting would have a negative effect on the price of our Common Stock and would impair your ability to sell our Common Stock when you wish to do so.

S-9

Our Board may authorize and issue shares of new series of preferred stock that could be superior to or adversely affect current holders of our Common Stock.

Our Board has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further stockholder approval which could adversely affect the rights of the holders of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our Common Stock. Holders of Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, in liquidation or on any other basis.

We have never paid dividends and we do not expect to pay dividends for the foreseeable future.

We intend to retain earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends on shares of our Common Stock in the foreseeable future. The payment of future cash dividends, if any, depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and other factors. As a result, capital appreciation, if any, of our Common Stock, will be your sole source of gain for the foreseeable future.

Our Articles of Incorporation contains certain provisions which may result in difficulty in bringing actions against or on behalf of the Company or its affiliates.

Section 7 of our Articles of Incorporation provides that the internal affairs of the Company, including derivative actions, shall be brought exclusively in the courts located in Clark County, Nevada. To the extent that any such action asserts a claim under the Exchange Act, that claim must be brought in federal court. Section 7 also provides that the United States federal courts generally shall have exclusive jurisdiction over claims brought under the Securities Act, the effect of which is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal and commonwealth courts would otherwise have concurrent jurisdiction over such a matter. Any claim seeking relief under the Exchange Act may only be brought in federal court. Further, Section 7 also provides for the United States District Court for the District of Nevada as the exclusive venue for any cause of action under either the Securities Act or the Exchange Act, meaning such federal court is the only court in which such a case may be brought and heard. These provisions may have the effect of precluding stockholders from bringing suit in their forum or venue of choice. Further, these provisions may give rise to a potential ambiguity as to which courts – state or federal – should preside over certain cases such as cases with overlapping claims under both Nevada corporate law and the Securities Act and the rules and regulations thereunder. While the Supreme Court of Delaware has upheld a charter provision designating federal courts as the exclusive forum for actions brought under the Securities Act, it is unclear how a court in Nevada, might rule. Therefore, an investor seeking to bring a claim against or on behalf of the Company or its affiliates under Nevada law or the federal securities laws may be forced to litigate their case in a court which poses geographic or other hardships, and could face uncertainty as to which jurisdiction and venue the case will ultimately be heard in, which may delay, prevent or impose additional obstacles on the investor in such litigation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and there is uncertainty as to whether a state or federal court would enforce this charter provision.

S-10

USE OF PROCEEDS

This prospectus supplement relates to the Shares that may be offered and sold from time-to-time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Common Stock by the Selling Stockholders in this Offering. See “Plan of Distribution.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DETERMINATION OF OFFERING PRICE

Each Selling Stockholder will determine at what price(s) such Selling Stockholder may sell the Securities, and such sales may be made at prevailing market prices, or at privately negotiated prices.

S-11

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

•	on an actual basis;

•	on a pro forma basis to give effect to (i) the issuance of 5,000,000 shares of Common Stock in our July 15, 2025 registered direct offering for net proceeds of approximately $44.9 million, after deducting placement agent fees and estimated offering expenses payable by us, (ii) the issuance of 160,771 shares granted to our executive officers, directors and a consultant under our 2022 Equity Incentive Plan issued after June 30, 2025, and (iii) the issuance of 656,642 shares of Common Stock related to this offering.

	As of June 30, 2025 (Presented in $ except for share numbers)
	Actual	Pro Forma
Cash	$38,993,059	83,834,059

Preferred stock - $0.01 par value, 10,000,000 authorized	–	–

Common stock, 500,000,000 authorized and 25,287,786 shares issued and outstanding as of June 30, 2025 and 31,105,199 shares pro forma as of the date of this prospectus supplement	252,877	311,051

Additional paid in capital	97,199,116	146,041,942
Accumulated deficit	(46,144,532)	(46,144,532)
Total stockholders’ equity	$51,307,461	$100,208,461

Total capitalization	$90,240,520	$184,042,520

The number of shares of our Common Stock in the table above excludes, as of June 30, 2025:

•	8,500 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in our initial public offering, 640,000 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in connection with a public offering in May 2025, and 350,000 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in connection with our registered direct offering in July 2025;

•	782,850 shares issuable upon the full exercise of stock options and restricted stock units issued under our 2022 Equity Incentive Plan; and

•	Any shares that may be issued in connection with any “at the market” offering; and

•	Future equity grants to our officers, employees and independent directors.

At June 30, 2025, no shares of preferred stock were outstanding. Subsequent to that date, the Company withdrew its authority to issue Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, including the historical financial statements and related notes included in the report.

S-12

DILUTION

As a result of the issuance of Common Stock from this Offering, your interest will be diluted to the extent of the difference between the Offering price per share and the net tangible book value per share of our Common Stock after this Offering. Our net tangible book value as of June 30, 2025 was approximately $41.4 million, or $1.64 per share of Common Stock. “Net tangible book value” is total assets minus the sum of liabilities, goodwill, intangible assets and operating leases. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.

After giving effect to (i) the issuance of 656,642 shares of Common Stock issued as a result of this Offering for the initial consideration of the acquisition of Rotor Lab (ii) the sale by us of 5,000,000 Shares from our registered direct offering in July 2025 at a price of $9.70 per share, and after deducting placement agent fees, and other estimated expenses payable by us of approximately $3.5 million, and (iii) the issuance of 160,771 of restricted stock to our executive officers, directors and a consultant, our net tangible book value as of June 30, 2025 would have been approximately $86.3 million, or $2.78 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $1.14 per share to existing stockholders and an immediate dilution of $3.32 per share to purchasers in this Offering. No effect is given to the exercise of the Placement Agent Warrants.

Offering price per share of Common Stock		$6.09

Net tangible book value per share of Common Stock as of June 30, 2025	$1.64

Increase in net tangible book value per share of Common Stock attributable to this Offering, our July 2025 registered direct offering, and issuance of restricted since June 30, 2025	1.14

Net tangible book value per share of Common Stock as of June 30, 2025, as adjusted after this Offering, our July 2025 registered direct offering and issuance of restricted stock since June 30, 2025		2.78

Dilution per share to new investors in this Offering		$(3.32)

The above discussion and tables are based on 25,287,786 shares of Common Stock outstanding as of June 30, 2025 (except as reflected in the table) and excludes, as of that date:

•	8,500 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in our initial public offering, 640,000 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in connection with a public offering in May 2025, and 350,000 shares of our Common Stock issuable upon the exercise of warrants to a placement agent in connection with our registered direct offering in July 2025;

•	782,850 shares issuable upon the full exercise of stock options and restricted stock units issued under our 2022 Equity Incentive Plan (the “Plan”);

•	Any shares that may be issued in connection with any “at the market” offering; and

•	Future equity grants to our officers, employees and independent directors.

To the extent that any outstanding options or warrants are exercised, new options are issued under the plans, restricted stock awards vest, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public Offering price, there will be further dilution to the investors.

S-13

DESCRIPTION OF COMMON STOCK

The following description summarizes the material terms of our Common Stock, which does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, each of which has been filed as an exhibit in our incorporated documents.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of outstanding Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any voting rights of any preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. Our Common Stock has no redemption or sinking fund provisions. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

S-14

SELLING STOCKHOLDERS

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time-to-time. Except for the ownership of our securities, and as otherwise provided below, the Selling Stockholders have not had any material relationship with us within the past three years. However, the Selling Stockholders received shares of our Common Stock as part of the Initial Consideration in connection with the consummation of the acquisition on the Closing Date and may also receive the Earnout Consideration in accordance with the Agreement and are offering their Common Stock for sale as Selling Stockholders.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each of the Selling Stockholders, based on its ownership of the shares of Common Stock immediately prior to this offering.

The third column also lists the Shares being registered by this prospectus supplement for resale by the Selling Stockholders.

The Selling Stockholders may sell all, some or none of the offered Shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned prior to this Offering	Shares Offered by this Prospectus Supplement		Shares of Common Stock Beneficially Owned After this Offering	Percentage of Shares of Common Stock Beneficially Owned After this Offering (1)

Andrew Simpson (2)	–	393,985	(4)	–	1.29%
Vella Hardjadinata Corporation Pty Ltd CAN 655 787 367 as trustee for Vella Hardjadinata Family Trust (3)	–	262,657	(4)	–	0.88%

(1)	Percentages are based on 30,448,557 shares of Common Stock outstanding as of the date of this prospectus supplement and assumes the Selling Stockholders’ Shares offered by this prospectus supplement are sold.
(2)	Mr. Simpson’s address is 26 McCann Street, Torrens ACT 2607, Australia.
(3)	Jason Vella is the trustee of the Selling Stockholder. The Selling Stockholders address is Unit 6, 88 Dooring Street, Dickson ACT 2602, Australia.
(4)	Represent the Selling Stockholders Initial Consideration issued by the Company to the Selling Stockholder on the Closing Date of the acquisition contemplated by the Agreement.

S-15

PLAN OF DISTRIBUTION

Each Selling Stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus accompanying this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Stockholders may not sell the Shares to a broker-dealer acting as a principal, since this would constitute a material change to this Plan of Distribution, unless we file a post-effective amendment to the Registration Statement containing this prospectus supplement.

S-16

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus supplement and the accompanying prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus supplement or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus supplement available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

S-17

LEGAL MATTERS

The legality of the Common Stock offered by this prospectus supplement has been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Certain shareholders of this firm own 26,666 shares of our Common Stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 are incorporated by reference in this prospectus supplement have been so included in reliance on the report of Salberg & Company, P.A. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus supplement:

•	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025;

•	Our quarterly reports on Form 10-Q filed on May 8, 2025 and August 14, 2025;

•

Our current reports on Form 8-K (including 8-K/A) filed January 16, 2025; February 4, 2025; February 5, 2025; February 27, 2025; March 27, 2025; May 7, 2025, as amended on May 9, 2025; May 8, 2025; May 21, 2025; June 10, 2025; June 13, 2025; July 7, 2025; July 15, 2025 and August 14, 2025 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item);

•	Our definitive proxy statement on Schedule 14A filed on January 17, 2025;

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, filed under Section 12(b) of the Exchange Act on February 13, 2024, as amended on Form 8-A filed under Section 12(b) of the Exchange Act on April 22, 2024, and any subsequent amendment or report filed for the purpose of amending such description; and;

•

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of the prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Unusual Machines at www.sec.gov/EDGAR. You may also access our reports and proxy statements free of charge at our website, www.unusualmachines.com, which website is not incorporated into this prospectus supplement.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

4677 L B McLeod Rd., Suite J

Orlando, FL 32811

(720) 383-8983

S-19

PROSPECTUS

Unusual Machine, Inc.

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Unusual Machines, Inc. (“Unusual Machines,” the “Company,” “we,” “our,” or “us”) intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $1,000,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. This prospectus may also be used to cover the resale of securities by one or more selling security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered.

Our Common Stock is traded on the NYSE American under the symbol “UMAC.” In order to calculate public float, General Instruction I.B.1. of Form S-3 permits us to determine the price of our Common Stock by looking back up to 60 days from either: (i) the date of our most recent Annual Report on Form 10-K, or (ii) the date of sale under this Prospectus on a rolling basis, whichever is more recent, and taking either the last reported sale price of our Common Stock or the average of the bid and asked prices of our Common Stock on that day. As of March 27, 2025, the date that our Annual Report on Form 10-K was filed, there were 16,830,170 shares of Common Stock outstanding, of which 14,669,569 shares were held by non-affiliates. On February 12, 2025, the last reported sale price of our Common Stock on the NYSE American was $12.17. Therefore, pursuant to General Instruction I.B.1. of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates (also referred to as “public float”) was approximately $178.5 million. Since our public float exceeds $75 million, this Registration Statement is filed pursuant to General Instruction I.B.1. of Form S-3 and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. In no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2025

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of Common Stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Unusual Machines,” “we,” “us,” and “our” refer to Unusual machines, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, this prospectus covers securities beneficially owned by one or more selling security holders (the “selling security holders”) that can sell those securities by means of this prospectus in the circumstances we describe. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we or a selling security holder sells securities, we or the selling security holder will provide a prospectus supplement that contains specific information about the terms of those securities and the specific offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

Neither we nor any selling security holder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Unusual Machines is a Nevada corporation with our principal place of business in Orlando, Florida. Unusual Machines sells and manufactures drones and drone components across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. Beginning in the second half of 2024, we launched our business-to-business channel selling drone parts to commercial customers. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

Corporate Information

Our principal executive offices are located at 4677 L B McLeod Road, Suite J, Orlando, Florida 32811 and our telephone number is (720) 383-8983. Our Internet website address is www.unusualmachines.com. The information on our website is not incorporated into this prospectus.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025, as well as the risks, uncertainties and additional information (i) set forth in our reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus. We will not receive any proceeds from the sale of securities by the selling security holders offered by any prospectus supplement.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our selling security holders, who we refer to in this prospectus as the “selling security holders,” of securities. One or more selling security holders to be identified by prospectus supplement or post-effective amendment may sell, under this prospectus and any applicable supplements, securities issued or to be issued to them by us. The selling security holders shall not sell any securities pursuant to this prospectus until we have identified such selling security holders and the securities being offered for resale by such selling security holders as described above. However, the selling security holders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

2

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.01 per share, of which 16,830,170 shares are outstanding as of April 4, 2025, and 10,000,000 shares of “blank check” preferred stock, par value $0.01 per share, of which no shares are outstanding.

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, each of which has been filed as an exhibit in our incorporated documents.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of outstanding Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any voting rights of any preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. Our Common Stock has no redemption or sinking fund provisions. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our Articles of Incorporation, our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our Articles of Incorporation provide that our Board has the authority, without further action by the stockholders, to designate and issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of stockholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Nevada Law and of Our Articles and Bylaws - Issuance of “blank check” Preferred Stock,” below.

3

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our Common Stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will likely be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct secured or unsecured obligations. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

Information to be provided in a prospectus supplement

The prospectus supplement will describe the specific terms relating to the specific series of debt securities we will offer, including where applicable, the following:

•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for preferred stock or Common Stock, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;
•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•	whether the debt securities of the series will be secured and, if so, on what terms;
•	any events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to any discounted debt securities and any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Transfer and Exchange

We may issue debt securities that would be represented by either:

“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We would specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “Global Debt Securities and Book-Entry System,” below, book-entry debt securities would not be issuable in certificated form.

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Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You would not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on your certificated debt securities can occur only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

If we decide to issue debt securities in the form of one or more global securities, then we would register the global securities in the name of the depository for the global securities or in the nominee of the depository, and the global securities would be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security would:

•	be registered in the name of a depositary, or its nominee, that we would identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or
•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee would be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security would not be:

•	entitled to have the debt securities registered in their names;
•	entitled to physical delivery of certificated debt securities; or
•	considered to be holders of those debt securities under the indenture.

Payments on a global security would be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security would be limited to participants and to persons that may hold beneficial interests through participants. The depositary would credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

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Ownership of beneficial interests in a global security would be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security would be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we would have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement would describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. The Company and its agents, the trustee, and any of its agents would not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Conversion or Exchange Rights

Debt securities offered hereby may be convertible into or exchangeable for shares of our common or preferred stock. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities would not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We would describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Concerning the Trustee

We would identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes our creditor, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and would be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee would be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of Common Stock or any combination of such securities.

Transfer Agent

We have appointed Equity Stock Transfer as our transfer agent. Their contact information is: 237 West 37th Street, Suite 602, New York, New York 10018, phone number (212) 575-5757.

CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR ARTICLES AND BYLAWS

Anti-takeover Provisions

Certain provisions in our Articles of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Advance Notice Requirements for Director Nominations

Our Bylaws will provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting of our stockholders, a notice to be timely must be so delivered not later than the close of business 10 days following the earlier of (i) the day on which notice of the date of the annual meeting was mailed or (i) the day public disclosure of the date of the annual meeting was made. In the case of a special meeting of the stockholders called for the purpose of electing directors, a notice to be timely must be so delivered not later than the close of business 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Our Bylaws also will specify certain requirements as to the form and content of a notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Special Meeting Limitations

Under our Bylaws, unless otherwise provided by law or our Articles of Incorporation, special meetings of the stockholders may be called only by (i) the Chairman of our Board; (ii) our Chief Executive Officer or President; or (iii) a majority of our Board.

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Jurisdiction and Venue

Section 7(a) of our Articles of Incorporation provides that lawsuits involving the Company and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under Nevada law, be governed by the laws of Nevada and providing that resulting proceedings be heard exclusively in the courts located in Clark County, Nevada, which may make actions against or on behalf of the Company more difficult to litigate by stockholders. Similarly, Section 7(b) of our Articles of Incorporation provide the United States federal courts with exclusive jurisdiction over claims brought under the Securities Act. The effect of this provision is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal state courts would otherwise have concurrent jurisdiction over such a matter. Further, Section 7(c) provides for the United States District Court for the District of Nevada as the exclusive venue for any cause of action under either the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), meaning such federal court is the only court in which such a case may be brought and heard.

These provisions, together with provisions of Nevada law, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, while the Delaware Supreme Court has upheld a similar provision, it remains unclear how a Nevada court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Indemnification of Directors and Officers

The laws of Nevada provides for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/she must not have had a reasonable cause to believe his conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors my majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provides that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Articles of Incorporation provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in the Company’s Bylaws and agreements.

Our Articles of Incorporation further provide that the liability of our directors and offices shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

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PLAN OF DISTRIBUTION

We or selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or brokers;

•	directly to purchasers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the names of and number of shares of our Common Stock being sold by any selling security holders

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to brokers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

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Sale through Underwriters or Broker-Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be Placement Agent fees, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE American, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on the NYSE American. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently traded on the NYSE American. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

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Direct Sales and Sales through Agents

We or a selling security holder may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling security holders may sell all or a portion of the shares of Common Stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling security holder will sell any or all of the shares of Common Stock described in this prospectus or any accompanying prospectus supplement. The selling security holder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Salberg & Company, P.A. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed under Section 12(b) of the Exchange Act on February 13, 2024, as amended on Form 8-A filed under Section 12(b) of the Exchange Act on April 22, 2024, and any subsequent amendment or report filed for the purpose of amending such description; and

•	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Unusual Machines, Inc. at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.unusualmachines.com.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

4677 L B McLeod Rd., Suite J

Orlando, FL 32811

(720) 383-8983

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656,642 of Shares of Common Stock

Unusual Machines, Inc.

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PROSPECTUS SUPPLEMENT

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Dominari Securities LLC

September 2, 2025